Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-167796 and No. 333-165810) of SS&C Technologies Holdings, Inc., of our report dated July 16, 2012 relating to the consolidated financial statements of GlobeOp Financial Services S.A., which appears in the Current Report on Form 8-K/A of SS&C Technologies Holdings, Inc. dated March 13, 2013.

PricewaterhouseCoopers, Société cooperative

Represented by

/s/ Philippe Piérard

Luxembourg

March 13, 2013